Exhibit 4.40
This Supplemental Indenture is, among other things,
A MORTGAGE OF CHATTELS

Southern California Gas Company
TO
American Trust Company
TRUSTEE

SUPPLEMENTAL INDENTURE

DATED AS OF JULY 1, 1947

* This Table of Contents is not to be deemed to be a part of this Supplemental Indenture.

This Supplemental Indenture Is, Among Other Things,
A MORTGAGE OF CHATTELS
THIS SUPPLEMENTAL INDENTURE, dated as of the 1st day of July, 1947, made and entered into by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the “Corporation”), party of the first part, and AMERICAN TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of California, and having its principal place of business in the City and County of San Francisco, in said State (hereinafter sometimes called the “Trustee”), party of the second part,
WITNESSETH:
WHEREAS, the Corporation has· heretofore executed and delivered to the Trustee a certain Indenture (hereinafter sometimes called the “Original Indenture’’) dated October 1, 1940, to secure bonds of the Corporation designated generally as its “First Mortgage Bonds” to he issued from time. to time in one or more series; the Original Indenture being recorded· in . the offices of the County Recorders of the Counties in the State of California as follows:

County	Reference
Los Angeles	Book	17886, page	1, Official Records
Kern	Book	971, page	6, Official Records
Tulare	Vol.	912, page	268, Official Records
Kings	Vol.	236, page	78, Official Records
Ventura	Vol.	623, page	508, Official Records
Fresno	Vol.	1859, page	1, Official Records
Orange	Book	1067, page	1, Official Records
Riverside	Book	472, page	356, Official Records
San Bernardino	Book	1435, page	13, Official Records
and being filed in the offices of the Registrars of Title of the Counties of the State of California and there given document numbers and endorsed on certificates of title as follows:

County	Document Number	Certificate of Title
Los Angeles	14779-J	JT–87581 JT–87583 JV–88156 N–235
San Bernardino	17740	5879

WHEREAS, bonds of the Corporation of the series designated as its “First Mortgage Bonds, 3¼% Series due 1970,” have heretofore been issued as a part of the First Mortgage Bonds referred to in the Original Indenture and are now outstanding, such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

WHEREAS, pursuant to the provisions of Section 2.02 of the Original Indenture, the Board of Directors of the Corporation has, by resolution duly adopted, created and fixed the terms and provisions of a new series of bonds, designated as “First Mortgage Bonds, 2⅞% Series due 1977", as a part of the First Mortgage Bonds referred to in the Original Indenture, which new series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, are to be without limitation as to aggregate authorized principal amount and of which series bonds in the aggregate principal amount of $12,000,000 are to be presently issued; and
WHEREAS, the coupon bonds of said 2⅞% Series due 1977, and interest coupons to be attached thereto, and the registered bonds of said series without coupons, and the Trustee’s Certificate to be endorsed thereon, are to be in substantially the forms following, respectively, namely:

(Form of Coupon Bond, 2⅞% Series due 1977)
SOUTHERN CALIFORNIA GAS COMPANY
(Incorporated under the laws of the State of California)
First Mortgage Bond, 2⅞% Series Due 1977
No. …………..    $1,000
SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the “Corporation”, which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, on the first day of July, 1977, the sum of
ONE THOUSAND DOLLARS
($1000) in lawful money of the United States of America, and to pay interest thereon from the first day of July, 1947, at the rate of two and seven-eighths per cent (2⅞%) per annum in like lawful money, payable semi-annually, on the first days of January and July in each year, until the Corporation’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned, but only, in case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached as they severally mature. Both the principal of and interest on this bond will be paid at the principal office of American Trust Company, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California, or, at the option of the bearer of such coupons, interest will be paid at the office or agency of the Corporation in The City of New York, State of New York.
This bond is one of a duly authorized issue of bonds of the Corporation (herein called the “bonds”), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured (except in so far as any sinking or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any particular series) by a mortgage and deed of trust (herein called the “Indenture”), dated October 1, 1940, executed by the Corporation to American Trust Company, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond is one of a series designated as the “First Mortgage Bonds, 2⅞% Series due 1977" (herein called “bonds of 2⅞% Series due 1977") of the Corporation, issued under and secured, by the Indenture, and an indenture or indentures supplemental thereto.
As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (⅔) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (⅔) in principal amount of the bonds of such series so affected, the Indenture or any indenture supplemental thereto, and the rights and obligations of the Corporation and the holders of bonds and coupons, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders’ consents required as aforesaid; such proportions to be determined in each case as provided in the Indenture.
The bonds of the 2⅞% Series due 1977 are subject to redemption at any time or from time to time prior to maturity, at the option of the Corporation, either as a whole or in part by lot, upon payment of accrued interest to the date fixed for the redemption thereof, plus that percentage of the principal amount thereof applicable to such date in accordance with the following (wherein all dates are inclusive), namely: from date of issue to June 30, 1952, 108%; July 1, 1952, to June 30, 1953, 105%; July 1, 1953, to June 30, 1955, 104¾%; July 1, 1955, to June 30, 1957, 104½%; July 1, 1957, to June 30, 1958, 104¼%; July 1, 1958, to June 30, 1960, 104%; July 1, 1960, to June 30, 1961, 103¾%; July 1, 1961, to June 30, 1962, 103½%; July 1, 1962, to June 30, 1964, 103¼%; July 1, 1964, to June 30, 1965, 103%; July 1, 1965, to June 30, 1966, 102¾%; July 1, 1966, to June 30, 1967, 102½%; July 1, 1967, to June 30, 1968, 102¼%; July 1, 1968, to June 30, 1969, 102%; July 1, 1969, to June 30, 1971, 101¾%; July 1, 1971, to June 30, 1972, 101½%; July 1, 1972, to June 30, 1973, 101¼%; July 1, 1973, to June 30, 1974, 101%; July 1, 1974, to June 30, 1975, 100¾%; July 1, 1975, to June 30, 1976, 100½%; July 1, 1976, to June 30, 1977, 100%; upon notice given by publication once in each of three separate calendar weeks in one daily newspaper printed in the English language of general circulation in the Borough of Manhattan, City and State of New York, and in one similarly printed daily newspaper of general circulation in San Francisco, California (the first of such publications to be not less than thirty and not more than sixty days before the redemption date), or, if all of the bonds to be redeemed are in fully registered form, notice of any such redemption may be mailed to the registered owners of the bonds to be redeemed not less than thirty nor more than sixty days before the redemption date, in lieu of such notice being given by publication, all subject to the conditions and as more fully set forth in the Indenture, including the condition that failure to give notice of any such redemption by mail, if required, or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any bonds so to be redeemed if notice by publication, if required, is duly given. If this bond is called for redemption and payment duly provided as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for such redemption.
The bonds are entitled to the benefit of the Maintenance and Sinking Fund as provided in the Indenture.
In case an event of default, as defined in the Indenture, shall occur, the principal of all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.
This bond is transferable by delivery.

No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every bearer hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.
Neither this bond nor any interest coupon hereto appertaining shall become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until American Trust Company, or its successor as Trustee under the Indenture, shall have signed the form of certificate endorsed hereon.
IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by its President or a Vice-President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, all as of the first day of July, 1947.

SOUTHERN CALIFORNIA GAS COMPANY
By
President.
(Corporate Seal)

ATTEST:

Secretary.

(Form of Interest Coupon, 2⅞% Series due 1977)
(January Coupons)
No. …………..    $14.38
On the first day of January, 19….., unless the bond herein mentioned shall have been duly called for previous redemption and payment thereof duly provided, Southern California Gas Company will pay to bearer, upon surrender of this coupon at the principal office of American Trust Company in the City and County of San Francisco, California, or at the office or agency of Southern California Gas Company in The City of New York, New York, Fourteen and 38/100 Dollars in lawful money of the United States of America, being six (6) months’ interest then due on its First Mortgage Bond, 2⅞% Series due 1977 No. …………...

Treasurer.

(July Coupons)
No. …………..    $14.37
On the first day of July, 19….., unless the bond herein mentioned shall have been duly called for previous redemption and payment thereof duly provided, SOUTHERN CALIFORNIA GAS COMPANY will pay to bearer, upon surrender of this coupon at the principal office of American Trust Company in the City and County of San Francisco, California, or at the office or agency of Southern California Gas Company in The City of New York, New York, Fourteen and 37/100 Dollars in lawful money of the United States of America, being six (6) months’ interest then due on its First Mortgage Bond, 2⅞% Series due 1977 No. …………...

Treasurer.

(Form of Registered Bond Without Coupons, 2⅞% Series due 1977)
SOUTHERN CALIFORNIA GAS COMPANY
(Incorporated under the laws of the State of California)
First Mortgage Bond, 2⅞% Series Due 1977
No. …………..    $…………..
SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the “Corporation”, which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to …………..…………..………….., or registered assigns, on the first day of July, 1977, the sum of …………..………….. DOLLARS ($…………..) in lawful money of the United States of America, and to pay interest thereon to the registered owner hereof from the date of this bond, at the rate of two and seven-eighths per cent (2⅞%) per annum in like lawful money, payable semi-annually, on the first days of January and July in each year, until the Corporation’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the principal office of American Trust Company, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California, or, at the option of the registered owner hereof, interest will be paid at the office or agency of the Corporation in The City of New York, State of New York.
This bond is one of a duly authorized issue of bonds of the Corporation (herein called the “bonds”), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured (except in so far as any sinking or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any particular series) by a mortgage and deed of trust (herein called the “Indenture”), dated October 1, 1940, executed by the Corporation to American Trust Company, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond is one of a series designated as the “First Mortgage Bonds, 2⅞% Series due 1977" (herein called “bonds of 2⅞% Series due 1977") of the Corporation, issued under and secured by the Indenture, and an indenture or indentures supplemental thereto.
As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (⅔) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (⅔) in principal amount of the bonds of such series so affected, the Indenture or any indenture supplemental thereto, and the rights and obligations of the Corporation and the holders of bonds and coupons, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders’ consents required as aforesaid; such proportions to be determined in each case as provided in the Indenture.
The bonds of the 2⅞% Series due 1977 are subject to redemption at any time or from time to time prior to maturity, at the option of the Corporation, either as a whole or in part by lot, upon payment of accrued interest to the date fixed for the redemption thereof, plus that percentage of the principal amount thereof applicable to such date in accordance with the following (wherein all dates are inclusive), namely: from date of issue to June 30, 1952, 108%; July 1, 1952, to June 30, 1953, 105%; July 1, 1953, to June 30, 1955, 104¾%; July 1, 1955, to June 30, 1957, 104½%; July 1, 1957, to June 30, 1958, 104¼%; July 1, 1958, to June 30, 1960, 104%; July 1, 1960, to June 30, 1961, 103¾%; July 1, 1961, to June 30, 1962, 103½%; July 1, 1962, to June 30, 1964, 103¼%; July 1, 1964, to June 30, 1965, 103%; July 1, 1965, to June 30, 1966, 102¾%; July 1, 1966, to June 30, 1967, 102½%; July 1, 1967, to June 30, 1968, 102¼%; July 1, 1968, to June 30, 1969, 102%; July 1, 1969, to June 30, 1971, 101¾%; July 1, 1971, to June 30, 1972, 101½%; July 1, 1972, to June 30, 1973, 101¼%; July 1, 1973, to June 30, 1974, 101%; July 1, 1974, to June 30, 1975, 100¾%; July 1, 1975, to June 30, 1976, 100½%; July 1, 1976, to June 30, 1977, 100%; upon notice given by publication once in each of three separate calendar weeks in one daily newspaper printed in the English language of general circulation in the Borough of Manhattan, City and State of New York, and in one similarly printed daily newspaper of general circulation in San Francisco, California (the first of such publications to be not less than thirty and not more than sixty days before the redemption date), or, if all of the bonds to be redeemed are in fully registered form, notice of any such redemption may be mailed to the registered owners of the bonds to be redeemed not less than thirty nor more than sixty days before the redemption date, in lieu of such notice being given by publication, all subject to the conditions and as more fully set forth in the Indenture, including the condition that failure to give notice of any such redemption by mail, if required, or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any bonds so to be redeemed if notice by publication, if required, is duly given. If this bond, or any portion hereof ($1,000 or a multiple thereof), is called for redemption and payment duly provided as specified in the Indenture, interest shall cease to accrue on this bond or such portion hereof from and after the date fixed for such redemption.
The bonds are entitled to the benefit of the Maintenance and Sinking Fund as provided in the Indenture.
In case an event of default, as defined in the Indenture, shall occur, the principal of all bonds then outstanding under the Indenture may.be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.
This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the offices or agencies of the Corporation in said City and County of San Francisco and also in said The City of New York, upon surrender and cancellation of this bond and on presentation of a duly executed instrument of transfer, and thereupon a new registered bond or bonds, without coupons, of the same series, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee or transferees in exchange herefor; and this bond, with or without others of the same series, may in like manner be exchanged for one or more new registered bonds, without coupons, of the same series of other authorized denominations but of the same aggregate principal amount; or the registered owner of this bond, at his option, may surrender the same at any of said offices or agencies of the Corporation for cancellation in exchange for a like aggregate principal amount of coupon bonds of the same series, of the denomination of $1000 each, with coupons attached maturing on and after the next ensuing interest date; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture. The Corporation is not, however, required to make any exchange or transfer of any registered bond without coupons for a period of ten days next preceding any interest payment date for such bond or after the first publication or mailing, whichever is earlier, of notice of redemption thereof.
No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.
This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until American Trust Company, or its successor as Trustee under the Indenture, shall have signed the form of certificate endorsed hereon.
IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by its President or a Vice-President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, all as of the ………….. day of …………..………….., 19…...

SOUTHERN CALIFORNIA GAS COMPANY
By
President.
(Corporate Seal)

ATTEST:

Secretary.

(Form of Trustee’s Certificate)
This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

(Name of Authenticating Trustee), Trustee,
By
Authorized Officer.
WHEREAS, it is provided in the Original Indenture that all the business, franchises and properties, real, personal, and mixed, of every kind and nature whatsoever and wheresoever situate, which might thereafter be acquired by the Corporation, shall be as fully embraced within the lien thereof as if said properties were owned by the Corporation at the date of the Original Indenture and were particularly described therein and specifically conveyed thereby, excepting certain properties expressly excepted by the provisions thereof; and
WHEREAS, subsequent to the execution of the Original Indenture the Corporation has acquired properties hereinafter mentioned or referred to which, although not specifically described in the Original Indenture, upon the acquisition thereof by the Corporation became and now are subject to the lien, operation and effect of the Original Indenture by virtue of the after-acquired property clause or other clauses thereof; but the Corporation, nevertheless, desires to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of expressly and specifically subjecting such after-acquired properties to the lien of the Original Indenture and of further assuring and confirming the lien of the Original Indenture on all of the properties of every kind and character, whether real or personal and regardless of the date of acquisition thereof by the Corporation, intended to be subjected to the lien thereof; and
WHEREAS, Section 16.01 of the Original Indenture provides that the Corporation may, for any purpose not inconsistent with the terms of the Original Indenture, execute and file with the Trustee, and the Trustee at the request of the Corporation shall join in, indentures supplemental thereto and which shall thereafter form a part thereof; and
WHEREAS, for and in consideration of the premises the Corporation is obligated and desires to execute this Supplemental Indenture; and
WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture has been duly authorized by proper corporate action of the Corporation; and
WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized and approved by the Public Utilities Commission of the State of California;
NOW, THEREFORE, in consideration of the premises and of the sum of one dollar ($1), lawful money of the United States of America, duly paid by the Trustee to the Corporation, and of other good and valuable considerations, receipt of which is hereby acknowledged, and in order further to secure the payment of both the principal of and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Original Indenture and/or any indenture supplemental thereto, including specifically, but without limitation, $31,743,000 aggregate principal amount of said First Mortgage Bonds now outstanding and said $12,000,000 aggregate principal amount of First Mortgage Bonds, 2⅞% Series due 1977, according to their tenor and effect, and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Original Indenture or in any indenture supplemental thereto, and without in any way limiting the generality or effect of the Original Indenture in so far as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto American Trust Company, the Trustee, and to its successor or successors in the trust created by the Original Indenture and/or any indenture supplemental thereto, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Original Indenture to any of the properties hereinafter referred to or described, to the exceptions, reservations, conditions, terms and provisions provided in the Original Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the Corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:
FIRST: All of the following lots, pieces and parcels of land situate in the Counties of Los Angeles, San Bernardino, Riverside, Tulare, Kern, Kings and Fresno, State of California:
I. COUNTY OF LOS ANGELES
Those certain lots, pieces and parcels of land situate in the County of Los Angeles, State of California, described as follows (the captions not constituting a part of the property descriptions, but being used as a convenient identification of the several parcels described):
(Aliso Street Station: Additional Land)
Parcel No. 1: A parcel of land in the City of Los Angeles, County of Los Angeles, State of California, including portions of Lots 11, 13, 15, all of Lot 17, and portions of Lots 19, 21, 23, 25, 27, 29, 31 and 33 in Block “B” of the Subdivision of the Aliso Tract as shown on the map recorded in Book 4, Pages 12 and 13 of Miscellaneous Records in the office of the County Recorder of said County; and portions of Lots 76, 77, 78 and 79, all of Lot 80, and portions of Lots 81 and 82 of the Subdivision of the Ballesteros Vineyard Tract as shown on the map recorded in Book 1, Pages 505 and 506 of said Miscellaneous Records, described as a whole as follows:
Beginning at the intersection of the Northwesterly line of Keller Street, 80 feet wide, with a line that is parallel with and distant Westerly 50 feet measured at right angles from the center line of the main passenger track of The Atchison, Topeka and Santa Fe Railway Company, said center line being described as a straight line which passes through a point on the center line of Aliso Street as located by the City Engineer of said City of Los Angeles, distant 65.32 feet Easterly from the intersection of said center line of Aliso Street, 96 feet wide, and the center line of said Keller Street as located by said City Engineer and a point on the line established by the said City Engineer 10 feet Northerly of the present center line of Macy Street, said point being

Westerly 41.10 feet from the intersection of said offset line with the center line of Center Street, as said center of main passenger track is defined in various deeds of record in said County; said point of beginning being located North 41° 56'' 10" East 72.46 feet along said Northwesterly line of Keller Street from the Northerly line of Aliso Street, 114 feet wide; thence along said parallel line North 13° 01' 15" East 620.68 feet to the Southeasterly line of Center Street as shown on said map of Ballesteros Vineyard Tract; thence along said Street North 41° 56' 05" East 186.42 feet to the intersection of the Northwesterly line of said Lot 81, with the Southerly line of Macy Street; thence along said Southerly line of Macy Street South 63° 35' 00" East 25.94 feet to the most Easterly corner of the land described in the deed to W. G. Nevin, Trustee, recorded in Book 1214, Page 231 of Deeds, Records of said County; thence Southerly in a straight line to a point in the Southerly line of said Lot 82 that is distant Southeasterly 81.80 feet from the most Westerly corner of said Lot 81; thence along the Northeasterly line of Lot 80 of said Ballesteros Vineyard Tract South 48° 03' 55" East 18.20 feet, more or less, to the most Easterly corner of said Lot 80; thence along the Southeasterly line of said Lot, South 41° 56' 05" West to a point in a line that is parallel with and distant Easterly 50 feet at right angles from the above described center line of main passenger track; thence South 13° 01' 15" West along said parallel line to the Southwesterly line of said Lot 15 in Block “B”; thence South 48° 03' 50" East 121.92 feet, more or less, to the most Easterly comer of said Lot 17; thence along said Keller Street South 41° 56' 10" West 427.54 feet to the point of beginning.
(Beverly Hills Distribution Station: Additional Land)
Parcel No. 2: The East 100 feet of the West 200 feet of Lot 4 in Block 15 of Tract No. 5647, in the City of Beverly Hills, as per map recorded in Book 60, Page 88 of Maps in the office of the County Recorder of Los Angeles County.
(Burbank Office)
Parcel No. 3: Lot “J” of Tract No. 817, in the City of Burbank, County of Los Angeles, State of California, as per map recorded in Book 16, Page 85 of Maps in the office of the County Recorder of said County.
(Compton Holder Site)
Parcel No. 4: A parcel of land in the City of Compton, being those portions of the West one-half of Lot 4, Range 2, and of Lot 5, Range 2, Temple and Gibson Tract, as per map recorded in Book 2, Pages 540 and 541 of Miscellaneous Records in the office of the County Recorder of Los Angeles County, bounded by the following described lines:
Beginning at the intersection of the Easterly prolongation of the Southerly line, of Tract No. 5684, as shown on map recorded in Book 71, Page 85 of Maps, Records of said County of Los Angeles, with the Easterly line of the West one-half of Lot 4, Range 2, of said Temple and Gibson Tract, said point of intersection being North 89° 46' 25" East 348.32 feet from the Southwest corner of Lot 19 of said Tract No. 5684; thence South 3° 15' 37" East along the Easterly line of the West one-half of Lot 4 and the Easterly line of the Westerly one-half of Lot 5, Range 2, of said Temple and Gibson Tract, 339.52 feet; thence South 89° 46' 25" West 541.89 feet to a point in the Easterly line of the Easterly roadway of Alameda Street, 61 feet in width; thence North 7° 24' 21" West along the Easterly line of the Easterly roadway of said Alameda

Street, 341.72 feet to a point in the Westerly prolongation of the Southerly line of said Tract No. 5684; thence North 89° 46' 25" East along a line which is the Southerly line of said Tract No. 5684 and its Westerly and Easterly prolongations, 566.63 feet to the point of beginning:
EXCEPT that portion of said land included within the boundaries of the West half of Lot 4, Range 2, of Temple and Gibson Tract, as per map recorded in Book 2, Pages 540 and 541 of Miscellaneous Records of said County.
(Daly Street Office: Additional Land)
Parcel No. 5: The Northerly two (2) feet of that certain parcel of land deeded on March 15, 1883 by William Lacy to C. H. Creciat, as recorded in Book 112, Page 518 of Deeds, Records of Los Angeles County, and more particularly described as follows:
Commencing at a point on the east line of Daly Street, North 15¼° West, distant 762.00 feet from the Northeasterly corner of Downey Avenue and Daly Street, running thence North 15¼° West, 97.00 feet; thence North 74¾° East, 165.00 feet; thence South 15¼° East, 97.00 feet; thence South 74¾° West, 165.00 feet to the point of beginning, being the Southwest corner of Lot 2 of Griffins Addition to East Los Angeles (according to a map of survey thereof made by Frank Lecouvereur, recorded in Book 3, Pages 194, 195, Miscellaneous Records, Records of Los Angeles County) having a frontage of 97.00 feet on Daly Street and a uniform depth of 165.00 feet.
(Ducommon Street Compressor Station: Additional Land)
Parcel No. 6: (a) Lots 1 to 8, both inclusive, and Lots 11 to 20, both inclusive, in Block “G” of the Aliso Tract in the City of Los Angeles, as per map recorded in Book 4, Pages 12 and 13, Miscellaneous Records in the Office of the County Recorder of Los Angeles County, except the Northerly 10 feet of Lots 2, 4, 6, 8 and 10 thereof condemned for the widening of Aliso Street.
(b) Also Lot 20 and the West half of Lot 18 of Block “L” of the Aliso Tract in the City of Los Angeles, as per map recorded in Book 4, Pages 12 and 13, Miscellaneous Records in the office of the County Recorder of Los Angeles County.
(c) Also Lots 15, 16, 17, 19, Lot 18 except the North 69.5 feet of the Westerly 20 feet thereof, and Lot 20 except the North 69.25 feet thereof, all in Block “O” of the Aliso Tract in the City of Los Angeles, as per map recorded in Book 4, Pages 12 and 13, Miscellaneous Records in the Office of the County Recorder of Los Angeles County.
(General Office: Additional Land)
Parcel No, 7: Lot “A” of Tract No. 1396, in the City of Los Angeles, as per map recorded in Book 18, Page 89 of Maps in the office of the County Recorder of Los Angeles County.
(General Office: Additional Land)

Parcel No. 8: Lot 16 in Block 56 of the Huber Tract in the City of Los Angeles, as per map recorded in Book 2, Page 280 of Miscellaneous Records, in the office of the County Recorder of Loa Angeles County.
(Haskell Avenue Station: Additional Land)
Parcel No, 9: The North 65 feet of that portion of Lot 1 in Block 27 of Tract 2955, in the City of Los Angeles, as per map recorded in Book 31, Pages 62 to 70, inclusive, of Maps, in the office of the County Recorder of Los Angeles County, described as follows:
Beginning at a point in the Southerly line of said Lot 1; said point being North 80° 39' West, 633.04 feet from the Southeast corner of said lot; thence North 0° 3' 30" West, 358.27 feet, more or less, to the Northwesterly corner of the land conveyed to Henry Frankfurt and wife, by deed recorded in Book 5471, Page 110 of Official Records; thence North 89° 43' 30" West, 190.06 feet to a point in the Westerly line of said lot; thence along said West line, South 0° 03' 30" East, 100 feet; thence South 89° 43' 30" East, 126.79 feet; thence South 0° 30' 30" East to the Southerly line of said lot; thence along said Southerly line, South 80° 39' East to the point of beginning.
(Haskell Avenue Station: Additional Land)
Parcel No. 10: The South 35 feet of the North 100 feet of the West 126.79 feet of that portion of Lot 1 in Block 27 of Tract No. 2955, in the City of Los Angeles, as per map recorded in Book 31, Pages 62 to 70 inclusive of Maps in the office of the County Recorder of Los Angeles County, described as follows;
Beginning at a point in the Southerly line of said Lot 1; said point being North 80° 39' West 633.04 feet from the Southeast corner of said lot; thence North 0° 3' 30" West 358.27 feet, more or less, to the Northwesterly corner of the land conveyed to Henry Frankfurt and wife, by deed recorded in Book 5471, Page 110, Official Records; thence North 89° 43' 30" West 190.06 feet to a point in the Westerly line of said lot; thence South 0° 3' 30" East 297.47 feet; thence 50.47 feet along the arc of a curve concave to the Northeast and having a radius of 35.88 feet; thence along the Southerly line of said lot, South 80° 39' East 162.22 feet to the point of beginning.
(Huntington Park Distribution Station)
Parcel No, 11: A parcel of land in the City of Huntington Park, being that portion of Block 3, Second Addition to Huntington Park, as shown on the plat recorded in Book 9, Page 37 of Maps, in the office of the County Recorder of Los Angeles County, bounded by the following described line:
Beginning at the northwesterly corner of said Block 3; thence North 89° 55' 25" East along the northerly line of said Block 3, 436.21 feet to the northeasterly corner thereof; thence South 0° 04' 15" East along the easterly line of said Block 3, 253.50 feet; thence South 89° 55' 25" West parallel to the northerly line thereof, 328.79 feet to a point on a curve concave northeasterly, having a radius of 260 feet and a radial line through said point hearing South 41° 27' 15" West; thence northwesterly along said curve through a central angle of 33° 37' 05"

152.554 feet; thence North 14° 55' 40" West, 68.99 feet to a point in the westerly line of said Block 3; thence North 10° 27' 45" West, 59.30 feet to the point of beginning.
(Juanita Avenue Distribution Station)
Parcel No. 12: That portion of the Northwest quarter of Section 19, Township 1 South, Range 13 West, S.B.M., in the City of Los Angeles, County of Los Angeles, State of California, described as follows:
Beginning at the intersection of the Easterly line of Juanita Avenue (formerly Park Drive), as shown on the map of Maltman’s First Street Addition, as per map recorded in Book 54, Page 74 of Miscellaneous Records in the office of the County Recorder of said County, with the Northerly line of Third Street, 80 feet wide, as condemned by the City of Los Angeles in Case No. 195573, Superior Court of said County; thence along said Northerly line South 86° 25' 05" East 205.73 feet to a point that is distant Westerly 180 feet, measured at right angles, from the West line of Westmoreland Avenue, 80 feet wide, as shown on the map of Tract No. 722, recorded in Book 16, Page 6 of Maps in the office of the County Recorder of said County; thence North 0° 18' 40" West 432.745 feet to a point in a straight line extending from the Northeast corner of Lot 9 of said Maltman’s First Addition to the Northwest corner of Lot 56 of said Tract No. 722; thence along said last mentioned line South 89° 52' 15" West 306.20 feet to said Easterly line of Juanita Avenue; thence along said Easterly line South 13° 50' East 431.725 feet to the point of beginning.
(Lakewood Village Office)
Parcel No. 13: Lot 11 in Block A of Tract No. 9832, in the County of Los Angeles, State of California, as per map recorded in Book 186, Pages 11 and 12 of Maps in the office of the County Recorder of said County.
(Macy Street Station: Additional Land)
Parcel No. 14: A parcel of land in the City of Los Angeles as shown on plat recorded in Book 2, Pages 504 and 505 of Miscellaneous Records in the office of the County Recorder of Los Angeles County, included within The Atchison, Topeka and Santa Fe Railway Company’s right of way, as said railway right of way is shown on map of Tract No. 10151, recorded in Book 157, Pages 45, 46 and 47 of Maps, bounded by the following described line:
Beginning at an angle point in the Easterly line of Lot 7 in said Tract No. 10151, distant South 81° 10' 10" West, 13.72 feet from the most Easterly corner thereof; thence along said lot line North 81° 10' 10" East, 11.21 feet; thence Southerly along the arc of a curve concave Westerly and having a radius of 381.722 feet through an angle of 21° 34' 49", a length of 143.77 feet, a radial line from the point of beginning of said curve bearing South 75° 43' 41" West; thence tangent to said curve South 7° 18' 30" West, 5.37 feet; thence Southerly along the arc of a tangent curve concave Westerly and having a radius of 932.291 feet through an angle of 5° 43' 30", a length of 93.15 feet; thence tangent to said curve South 13° 02' 00" West, 228.14 feet, the last four described courses being parallel or concentric with and 10 feet Westerly, measured normally or radially from the center line of said Railway Company’s spur tracks Nos. 1 and 597; thence North 76° 58' 00" West, 62.87 feet to a point in the Westerly line of said Railway

Company’s right of way, being the Easterly line of said Lot 7; thence along said right of way and lot line North 13° 51' 45" East, 459.38 feet to the point of beginning.
(Macy Street Station: Additional Land)
Parcel No. 15: That portion of the tract marked “Lot “E” Edward Strasburg”, as per map of partition of a portion of the Sepulveda Vineyard Tract, in the City of Los Angeles, County of Los Angeles, State of California, filed in the action entitled “American Oil and Asphalt Company vs. A. W. Sepulveda et al”, Case No. 33773, in the Superior Court of Los Angeles County and State (a copy of which is attached to decree recorded in Book 1422, page 182 of Deeds) described as follows:
Beginning at the southeasterly corner of Lot “D” as shown on said map; thence North 34° 52' West along the easterly line of said Lot “D” 130 feet to a point in the southerly line of Alhambra Avenue; thence North 83° 7' East along said southerly line 826.8 feet to the Northwesterly corner of the tract of land conveyed by the Los Angeles Pressed Brick and Terra Cotta Company to W. T. Barbee, by deed recorded in Book 1619, Page 102 of Deeds; said Northwesterly corner being in the Northwesterly line of Lot 10 of Tract No. 10151 as shown on the map recorded in Book 157, pages 45 to 47 of Maps, in the office of the County Recorder of said County; thence along said Northwesterly line South 35° 43' 10" West 605.00 feet and South 37° 45' 40" West 55.75 feet, more or less, to the most Easterly corner of the land described in the deed to said City recorded in Book 15800, page 166, Official Records of said County; thence along the Northeasterly line of Bauchet Street as described in said deed and in the deed to said City recorded in Book 15533, page 319 of said Official Records, North 47° 24' West 487.00 feet, more or less, to the point of beginning:
EXCEPTING therefrom that portion of said land described as follows: Beginning at a point in the Southerly line of Alhambra Avenue 100 feet wide, as now established, said point being Northwesterly corner of Lot 10 of Tract No. 10151 as per map recorded in Book 157, page 45 of Maps; thence South 83° 07' 30" West along the Southerly line of Alhambra Avenue a distance of 329.71 feet to an intersection of curve concave to South having a radius of 543.14 feet, radial line at intersection bearing North 0° 58' 43" West; thence Easterly along arc of curve a distance of 265.67 feet to an intersection of Northwesterly line of Lot 10 distant South 35° 44' 30" West 121.71 feet from aforesaid Northwesterly corner of said Lot 10; thence North 35° 44' 30" East along said Northwesterly line of said Lot 10 a distance of 121.71 feet to the point of beginning; as granted to Southern Pacific Company, et al, by deed recorded in Book 14730, page 385, Official Records;
EXCEPTING that portion of the tract marked “Lot E Edward Strasburg” as shown on map of partition of a portion of the Sepulveda Vineyard Tract, in the City of and County of Los Angeles, State of California, filed in the action entitled “American Oil and Asphalt Company vs. A. V. Sepulveda, et al,” Case No. 33773, in the Superior Court of Los Angeles County, (a copy of which is attached to the decree in said Case, a certified copy of said decree being recorded in Book 1422, Page 182 of Deeds, Records of said County), described as follows:
Beginning at the intersection of the Northwesterly line of Date Street with the Northeasterly line of Bauchet Street, as shown on the map of Tract No. 11667, recorded in Book 244, Pages 34 and 35 of Maps, said point being the most Easterly corner of Lot “D”, as shown on said map of Partition; thence along said Northeasterly line South 47° 28' 12" East, 174.19 feet; thence North 6° 53' West, 247.23 feet, more or less, to a point in the Northerly line of said Lot “E”, that is distant thereon North 83° 07' East, 175.00 feet from the most Northerly corner of said Lot “D”; thence along said Northerly line, South 83° 07' West, 175.00 feet to said most Northerly corner of Lot “D”; thence along the Northeasterly line of said Lot “D”, South 35° 05' 50" East, 130.45 feet to the point of beginning.
(Macy Street Station: Additional Land)
Parcel No. 16: (a) A parcel of land in the City of Los Angeles, County of Los Angeles, State of California, being a portion of that certain portion of the Lucy Gillmore allotment in Superior Court Case numbered 667, conveyed to the Associated Oil Company by deed recorded in Book 3087, Page 279, Official Records of said Los Angeles County, lying within the following described boundary line:
Beginning at the most Northerly corner of Lot 8, Tract 10151, as shown on map recorded in Book 157, Pages 45, 46 and 47 of Maps; thence North 13° 02' 00" East along the Northwesterly line of The Atchison, Topeka and Santa Fe Railway Company’s right of way, 100 feet in width, as described in deed recorded in Book 1249, Page 131 of Deeds, 265.17 feet to a point in the Southerly line of that portion of The Atchison, Topeka and Santa Fe Railway Company’s property as described in deed recorded in Book 1179, Page 200 of Deeds; thence South 81° 10' 10" West along the Southerly line of the land described in last mentioned deed, .26 feet; thence North 15° 11' 40" East, along the Northwesterly line of land described in last mentioned deed, 272.54 feet to the most Southerly corner of land conveyed to the Santa Fe Land Improvement Company by deed recorded in Book 15415, Pages 371 and 372, Official Records, which is a point on a curve concave Southwesterly having a radius of 533.14 feet, and a radial line through said point bearing North 53° 52' 23" East; thence Northwesterly along said curve in the Southwesterly boundary of said land conveyed to the Santa Fe Land Improvement Company through a central angle of 20° 31' 36" 191.00 feet to a point in the Southeasterly line of Lot 10 of said Tract 10151; thence South 35° 43' 10" West along the Southeasterly line of said Lot 10, 435.58 feet to the most Northerly corner of the land described as Parcel 4 in the deed to Southern Pacific Company recorded in Book 15493, Page 122, Official Records, which is a point on a curve concave Southeasterly having a radius of 389.736 feet, and a radial line through said point bearing North 71° 49' 05" West; thence Southerly along said curve which lies in the Easterly boundary line of said Parcel 4, through a central angle of 8° 10' 15", 55.58 feet; thence South 10° 00' 40" West along the Easterly boundary line of said Parcel 4, 66.87 feet to a point on a curve concave Easterly having a radius of 400.51 feet and a radial line through said point bearing North 79° 59' 20" West; thence Southerly along said curve which lies in the Easterly boundary line of said Parcel 4, through a central angle of 8° 10' 15", 57.12 feet; thence South 1° 50' 25" West, along the Easterly boundary line of said Parcel 4, 17.29 feet to a point on a curve concave Easterly having a radius of 400.51 feet and a radial line through said point bearing North 88° 09' 35" West; thence Southerly along said curve which lies in the Easterly boundary line of said Parcel 4, through a central angle of 5° 15' 10", 36.72 feet to a point in the Northeasterly boundary line of Lot 7 of said Tract 10151; thence South 22° 45' 00" East along the boundary line of said Lot, 300.21 feet; thence North 40° 08' 20" East along the boundary line of said Lot 7, and its Northeasterly prolongation to and along the Northwesterly line of Lot 8 of said Tract 10151, 272.86 feet to the point of beginning.

(b) That certain easement for ingress and egress over a strip of land 30 feet wide, as reserved by Tidewater Associated Oil Company in deed to Southern Pacific Company recorded in Book 15493, Page 172, Official Records.
(Macy Street Station: Additional Land)
Parcel No. 17: All that certain piece or parcel of land situate in the City of Los Angeles, County of Los Angeles, State of California, being that portion of Lot 7 of Tract No. 10151, as per map recorded in Book 157, Pages 45 to 47 inclusive of Maps, Records of said County, described as follows:
Beginning at the point of intersection of a line that is parallel with and distant Easterly 39.00 feet, measured at right angles, from the course in the boundary line of said Lot 7 shown as having a length of 220.04 feet and bearing North 17° 29' East, with the Easterly prolongation of the course in the boundary line of said Lot 7 shown as having a length of 141.72 feet and bearing North 72° 31' West; thence Northerly along a curve, concave Westerly, having a radius of 367.34 feet (tangent at said point of intersection to said parallel line) a distance of 186.41 feet to a point; thence North 11° 35' 33" West along a line (tangent to said curve at last mentioned point) a distance of 132.83 feet to a point in the Northeasterly boundary line of said Lot 7, which point is the most Southerly corner of Parcel 4 described in the deed dated September 24, 1937, recorded December 16, 1937, in Book 15493, Page 122, Official Records, in the office of the County Recorder of said County; thence South 22° 44' 30" East, along the boundary line of said Lot 7, a distance of 299.60 feet; thence North 40° 08' 30" East along the boundary line of said Lot 7, 128.28 feet to a point on a curve, concave to the Southwest, having a radius of 374.565 feet (a radial line through said point bears North 59° 18' 27" East); thence Southeasterly along said curve, in the boundary line of said Lot 7, through a central angle of 16° 30' 04", a distance of 107.87 feet; thence South 81° 09' 30" West, along the boundary line of said Lot 7, 13.72 feet; thence South 13° 51' 48" West, along the boundary line of said Lot 7, 604.42 feet to a point in the Northerly line of the parcel of land described in the Indenture dated June 5, 1941, recorded August 1, 1941, in Book 18601, Page 302, Official Records, in the office of the County Recorder of said County; thence North 71° 47' 30" West, along the Northerly line of said parcel of land, 200.18 feet; thence South 73° 17' 06" West, along the Northerly line of said parcel of land, 198.15 feet to the most Westerly corner of said parcel of land; thence North 17° 36' 30" East, along the Easterly line of Lyon Street, as shown on said map, 24.27 feet; thence North 55° 41' 30" East, 122.98 feet to the beginning of a tangent curve, concave to the Northwest, having a radius of 285.02 feet; thence Northeasterly along said curve 190.07 feet to a point; thence North 17° 29' 00" East, tangent to the last described curve, 319.04 feet to the point of beginning.
Also, all of Lot 8 of said Tract No. 10151.
(Macy Street Station: Additional Land)
Parcel No. 18: That portion of Lot 7 of Tract No. 10151, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 157, Pages 45 to 47 inclusive of Maps in the office of the County Recorder of said County, described as follows:
Beginning at that corner of said Lot 7 that is in the Easterly line of Lyon Street and distant 83.44 feet South 17° 36' 30" West thereon from the Northerly end thereof; thence South

72° 34' 30" East along the Southerly line of said Lot, 144.97 feet to the Easterly line of said Lot; thence North 24° 53' 20" East along the Easterly line of said Lot, 82.01 feet to the Southerly line of said lot; thence South 71° 47' 30" East along the Southerly line of said lot, 210.43 feet to the Easterly line of said lot; thence North 13° 51' 48" East along the Easterly line of said lot, 30.08 feet, to a point in a line that is parallel with and distant Northerly 30 feet measured at right angles from the above described course bearing South 71° 47' 30" East; thence North 71° 47' 30" West along said parallel line, 200.18 feet; thence South 73° 17' 06" West 198.15 feet to the point of beginning.
(North Hollywood Distribution Depot Site: Cumpston Street)
Parcel No. 19: Those parcels of land in the City of Los Angeles, County of Los Angeles, State of California, described as:
(a) The North 262 feet of Lot 1, Block 2 of Lankershim, as per map recorded in Book 16, Pages 114 and 115 of Maps, in the office of the County Recorder of said County.
(b) The North 262 feet of the West half of Lot 2 in said Block 2 of Lankershim.
(Pasadena Office: Additional Land)
Parcel No. 20: The Easterly 35 feet of Lot 4 and the Westerly 12½ feet of Lot 5 of Ogden’s Subdivision of the Northerly portion of Lot 8, Block “C” of the San Pasqual Tract, in the City of Pasadena, County of Los Angeles, State of California, as per map recorded in Book 14, Page 39, Miscellaneous Records:
EXCEPT the Southerly 2 feet thereof conveyed to the City of Pasadena for street purposes.
(Pasadena Office: Additional Land)
Parcel No. 21: The East 25 feet of Lot 3 and the West 25 feet of Lot 4 of Ogden’s Subdivision of the North portion of Lot 8 in Block “C” of the San Pasqual Tract, in the City of Pasadena, as per map recorded in Book 14, Page 39, Miscellaneous Records in the office of the County Recorder of Los Angeles County:
EXCEPT the South 2 feet thereof conveyed to the City of Pasadena for street purposes, by deed recorded in Book 3260, Page 126 of Deeds.
(Pasadena Station: Additional Land)
Parcel No. 22: Lot 9 of the Mills Tract in the City of Pasadena, as per map recorded in Book 11, Page 33 of Miscellaneous Records, in the office of the County Recorder of Los Angeles County.
(Patrol Station No. 4 — Atmore)
Parcel No. 23: A parcel of land located in the Northwest quarter of Section 33, Township 6 North, Range 17 West, S.B.B. & M., in the County of Los Angeles, State of California, and lying within the following described lines:

Beginning at the Southeast corner of the Northwest quarter of Section 33, Township 6 North, Range 17 West, S.B.B.& M., thence North 88° 41' 30" West along the South line of the Northwest quarter of said Section 33, 366.95 feet; thence North 1° 18' 30" East, 295.00 feet; thence North 49° 48' 30" East 116.87 feet to a point in the Southwesterly line of State Highway VII-LA-4-G 100 feet in width; thence South 40° 11' 30" East along the Southwesterly line of said State Highway, 418.53 feet to a point in the East line of the Northwest quarter of said Section 33; thence South 0° 43' 10" East along the East line of the Northwest quarter of said Section 33, 59.01 feet more or less to the point of beginning.
(Playa Del Rey Site)
Parcel No. 24: All right, title, interest and estate of the Corporation, as reserved to it by deed dated September 18,1946, to Hughes Tool Company, a corporation, recorded in Book 23939, Page 338 of Official Records in the office of the County Recorder of said County, in and to the following described property:
Part of the Rancho La Ballona in the County of Los Angeles, State of California, described as follows, to-wit:
Beginning at the intersection of the center line of Playa Street with the Southerly prolongation of the Easterly line of Del Rey Beach, as shown on map of Del Rey Beach recorded in Book 6, Page 186 of Maps in the office of the County Recorder of said County; thence along said Easterly line and the prolongation thereof North 29° 07' 02" West 2843.71 feet to the most Northerly corner of Block 13 of said Del Rey Beach; thence along the line established by deed between G. W. Colton and A. R. Fraser, et al, recorded in Book 2108, Page 13 of Deeds, in the office of the County Recorder of said County, North 62° 46' 07" East 63.43 feet to the Southeast corner of the tract of land described in deed to A. R. Fraser et al, recorded in Book 2072, Page 134 of Deeds in the office of the County Recorder of said County; thence along the Southerly line of the Addison Sanford 132.51 acre allotment in said Rancho La Ballona, and along the Northwesterly line of the 42.24 acre tract of land allotted to Gregoria Talamantes by the final decree of partition of said Rancho La Ballona had in Case No. 965 of the District Court of the First Judicial District of the State of California, North 62° 08' 00" East 2238.24 feet to the Southwesterly line of the parcel of land described in the deed between La Ballona Land and Development Company and Joseph Pierson recorded in Book 19795, Page 20, Official Records in the office of the County Recorder of said County; thence along said last mentioned Southwesterly line South 27° 52' 00" East 700 feet; thence along the Southeasterly line of said last mentioned parcel of land along the following courses and distances North 62° 08' 00" East 581.37 feet, North 27° 52' 00" West 50 feet, North 62° 08' 00" East 150 feet, South 27° 52' 00" East 50 feet, North 62° 08' 00" East 275 feet to a point in the Southwesterly line of the parcel of land described in the deed between Del Rey Company and Joseph Pierson recorded in Book 17715, Page 91, Official Records in the office of the County Recorder of said County, distant South 27° 52' 00" East 700 feet from the Northwest corner of said last mentioned parcel of land; thence along said last mentioned Southwesterly line South 27° 52' 00" East 300 feet; thence along the Southeasterly line of said last mentioned parcel of land North 62° 08' 00" East 323.57 feet; thence parallel with said Easterly line of Del Rey Beach, South 29° 07' 02" East 874.91 feet to the center line of the 380 foot strip of land described in the deed between Del Rey Company and Los Angeles County Flood Control District recorded in Book 16355, Page 127, Official Records, in the office of the County Recorder of said County; thence along said center line North

55° 56' 35" East 885.31 feet; thence parallel with said Easterly line of Del Rey Beach, South 29° 07' 02" East 984.93 feet to the Northwesterly line of Jefferson Boulevard, formerly Playa Street; thence along the Northwesterly line of Jefferson Boulevard (and being the Southerly line of the 26.30833 acre tract of land allotted to Jose de la Luz Machado by said final decree of partition) South 61° 20' 38" West 518.93 feet to the intersection with the Northeasterly line of the land described in Parcel 5 of the decree entered in Case No. 2454-B Civil in the District Court of the United States in and for the Southern District of California Central Division, a certified copy of said decree being recorded in Book 19608, Page 346, Official Records, thence along said last mentioned Northeasterly line North 28° 39' 22" West 263.50 feet to the most Northerly corner thereof; thence along the Northwesterly line of said Parcel 5 South 61° 20' 38" West 2290 feet to the most Westerly corner of said Parcel 5; thence along the Southwesterly Line of said Parcel 5 South 28° 39' 22" East 280 feet to the center line of Playa Street (vacated by Order of the Board of Supervisors April 10, 1905) thence along the center line of said Playa Street South 61° 20' 38" West 1682.00 feet to the point of beginning.
(Southern Division Operating Headquarters: Additional Land)
Parcel No. 25: (a) That portion of Lot 79 of Tract No. 5831, in the City of Compton, County of Los Angeles, State of California, as shown on map recorded in Book 85, Pages 41 and 42 of Maps, in the office of the County Recorder of said County, described as follows:
Beginning at the Southwesterly corner of said lot; thence along the Westerly line of said lot, North 3° 11' West 135.00 feet; thence parallel with the Southerly line of said lot, North 89° 55' 29" East 14.30 feet to the Easterly line of said lot; thence South 3° 06' 15" East 135.00 feet to the Southeasterly corner of said lot; thence South 89° 55' 20" West 14.11 feet to the point of beginning. Said portion of Lot 79 is registered under the Land Title Law of the State of California. The registered owner thereof is Southern California Gas Company. The number of the last certificate is W-93.
(b) That portion of the West three-fourths of Lot 2, Range 4, of Temple and Gibson Tract, in the City of Compton, County of Los Angeles, State of California, as per map recorded in Book 2, Page 540 of Miscellaneous Records in the office of the County Recorder of said County, bounded Westerly by the Easterly line of Tract No. 5831, as per map recorded in Book 85, Pages 41 and 42 of Maps, in the office of the County Recorder of said County, and bounded Northerly by the prolonged South line of the North half of the South two-fifths of the South half of the East quarter of said Lot 2, Range 4.
(Spence Street Terminal)
Parcel No. 26: An undivided three-quarters of the North 53 feet of Lots 40 and 41 of Tract No. 5030, in the City of Los Angeles, as per map recorded in Book 53, Pages 31 and 32 of Maps, in the office of the County Recorder of Los Angeles County.
(Spence Street Terminal: Additional Land)
Parcel No. 27: Lots 14 and 15 of Tract No. 5030, in the City of Los Angeles, as per map recorded in Book 53, Pages 31 and 32 of Maps, in the office of the County Recorder of Los Angeles County.

(Sunset Boulevard Office Site)
Parcel No. 28: Lot 17 of the Lake Side Tract in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 6, Page 42 of Maps, in the office of the County Recorder of said County.
(Van Nuys Office: Additional Land)
Parcel No. 29: Lots 15 and 16 in Block 30 of Tract No. 1200 in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 19, Page 35 of Maps, in the office of the County Recorder of said County:
EXCEPT all minerals, coal, oils, petroleum and kindred substances and natural gas under and in said land.
II. COUNTY OF SAN BERNARDINO
That certain lot, piece and parcel of land, situate in the County of San Bernardino, State of California, described as follows (the captions not constituting a part of the property descriptions, but being used as a convenient identification of the parcel described):
(San Bernardino Office: Additional Land)
Parcel No. 30: All that portion of Lot 2, Block 28 of the City of San Bernardino, in the City of San Bernardino, County of San Bernardino, State of California, as per plat recorded in Book 7 of Maps, Page 1, Records of said County, described as follows:
Commencing at the Southwest corner of said Lot 2; thence East along the South line of said lot, 136 feet to the Southwest corner of the land conveyed to Southern California Gas Company, a corporation, by deed dated August 19, 1924, and filed for registration September 20, 1924, as Document No. 1675; thence North along the West line of the land so conveyed to Southern California Gas Company, 9 rods, more or less, to the North line of said Lot 2; thence West along the North line of said lot, 136 feet to the Northwest corner of said lot; thence South along the West line of said lot, 9 rods, more or less, to the point of beginning.
III. COUNTY OF RIVERSIDE
Those certain lots, pieces and parcels of land situate in the County of Riverside, State of California, described as follows (the captions not constituting a part of the property descriptions, but being used as a convenient identification of the several parcels described):
(Blythe Compressor Plant Site)
Parcel No. 31: An undivided three-fourths interest in the following described property:
Beginning at the Southeast corner of the Southeast Quarter of the Southeast Quarter of Section 35, Township 6 South, Range 22 East, San Bernardino Base and Meridian, thence westerly 1420 feet on the South line; thence Northeasterly 1387.40 feet to a point 992.73 feet West of the East line; thence East 992.73 feet to the East line; thence Southerly 1320 feet to point of beginning:

EXCEPTING therefrom the South 30 feet and the East 30 feet thereof as conveyed to the County of Riverside for road purposes.
(Beaumont Maintenance Station)
Parcel No. 32: An undivided ¾ interest in Lot 2 in Block 171 of the Town of Beaumont, in the County of Riverside, as said lot is shown by Amended Map of the Town of Beaumont, on file in Book 6, pages 16 and 17 of Maps, in the Office of the County Recorder of the County of San Bernardino, State of California.
(Shaver Summit Well Site)
Parcel No. 33: An undivided ¾ interest in the Southwest quarter of the Northwest quarter of Section 16, Township 6 South, Range 11 East, San Bernardino Base and Meridian.
IV. COUNTY OF TULARE
Those certain lots, pieces and parcels of land situate in the County of Tulare, State of California, described as follows (the captions not constituting a part of the property descriptions, but being used as a convenient identification of the several parcels described):
(Dinuba Station: Additional Land)
Parcel No. 34: That portion of the alley in Block 57 of the City of Dinuba in the County of Tulare, State of California, as per map recorded in Book 3, Page 15 of Maps, in the office of the County Recorder of said County, which lies Northwesterly of a line drawn Southwesterly across said alley from the Southwesterly corner of Lot 7 to the Southeasterly corner of Lot 26 in said Block 57.
(Visalia Office)
Parcel No. 35: The East 90 feet of Block 59 of Visalia, County of Tulare, State of California, as per map recorded in Vol. 3, Page 48 of Maps, in the office of the County Recorder of said Tulare County, and the East 90 feet of that certain alley running East and West through said Block 59, which was vacated by Resolution No. 687 of the City of Visalia, recorded in Vol. 882, Page 334 of Official Records of Tulare County.
(Visalia Station: Additional Land)
Parcel No. 36: That portion of the Northwest quarter of the Southeast quarter of Section Twenty-nine (29), Township Eighteen (18) South, Range Twenty-five (25) East, Mount Diablo Base and Meridian, in the City of Visalia, County of Tulare, State of California, described as follows:
Commencing at a point thirty-eight (38) rods South and thirty-six (36) rods East of the Northwest corner of the Southeast quarter of said Section 29; thence due South 50.08 feet to the actual point of beginning of the parcel of land to be described, said point being in the East line of Drouillard’s Addition to the City of Visalia, as per Map recorded in Book 5, Page 16 of Maps in the office of the County Recorder of said County; thence due South along the East line of said

Drouillard’s Addition 223.59 feet to a point 50.00 feet Northerly at right angles from the center line of Oak Street produced Easterly; thence Easterly parallel with said centerline of Oak Street produced Easterly, 50.00 feet; thence due North 223.59 feet; thence Westerly parallel with the centerline of Oak Street produced Easterly, 50.00 feet to the actual point of beginning.
V. COUNTY OF KERN
Those certain lots, pieces and parcels of land situate in the County of Kern, State of California, described as follows (the captions not constituting a part of the property descriptions, but being used as a convenient identification of the several parcels described):
(Bakersfield Station No. 2)
Parcel No. 37: That portion of the Northwest Quarter of Section 7, Township 29 South, Range 28 East, M.D.B.M., in the County of Kern, State of California, described as follows:
Beginning at the East Quarter corner of Section 12, Township 29 South, Range 27 East, M.D.B.M., as said Quarter corner is shown on Map of Tract 1045, recorded in Book 4, Pages 84 and 85 of Maps in the office of the County Recorder of Kern County; thence North 0° 27' 00" West along the line common to the Easterly line of said Section 12 and the Westerly line of Section 7, Township 29 South, Range 28 East, M.D.B.M., 114.49 feet; thence South 89° 50' 40" East 55.00 feet to the true point of beginning; thence continuing South 89° 50' 40" East, along the Northerly line of the Southern Pacific Land Company’s property 450.00 feet; thence North 0° 27' 00" West, 200.00 feet; thence North 89° 50' 40" West 325.00 feet; thence South 0° 27' 00" East 50.00 feet; thence North 89° 50' 40" West 125.00 feet; thence South 0° 27' 00" East, 150.00 feet to the true point of beginning:
EXCEPTING THEREFROM all oil, gas, asphaltum and other hydrocarbons and other minerals, whether similar to those herein specified or not, within or underlying or that may be produced from, said land, together with the exclusive right to mine and remove the same from said land, as reserved in the deed from Standard Oil Company of California, a corporation, recorded August 19, 1946.
(Mojave Station: Additional Land)
Parcel No. 38: All that portion of the South half (S½) of Section Eight (8), Township Eleven (11) North, Range Twelve (12) West, S.B.B.M.; in the County of Kern, State of California, described as follows:
Commencing at the Northeast corner of Block 134, as said Block is shown on that certain map entitled “Map of the Town of Mojave” recorded March 5, 1905 in Book 1, Pages 95 and 96 of Maps in the Office of the County Recorder of said County; thence running North-westerly and along the Northwesterly extension of the Easterly line of said Block 134, a distance of 455 feet for the true point of beginning; thence Southwesterly at right angles to said extension of said Easterly line of said Block 134 a distance of 150 feet; thence Southeasterly at right angles 100 feet; thence Northeasterly at right angles 150 feet to said extension of said Easterly line of said Block 134; thence Northwesterly at right angles along said extension to the true point of beginning.

(Mojave Station: Additional Land)
Parcel No. 39: All that portion of the South Half (S½) of Section Eight (8), Township Eleven (11) North, Range Twelve (12) West, S.B.B.M.; in the County of Kern, State of California, described as follows:
Commencing at the Northeast corner of Block 134, as said Block is shown on that certain map entitled “Map of the Town of Mojave” recorded March 5, 1905 in Book 1, Pages 95 and 96 of Maps in the Office of the County Recorder of said County; thence running Northwesterly and along the Northwesterly extension of the Easterly line of said Block 134, a distance of 520 feet for the true point of beginning; thence Southwesterly at right angles to said extension of said Easterly line of said Block 134, a distance of 150 feet; thence Southeasterly at right angles 40 feet, thence Northeasterly at right angles 150 feet to said extension of said Easterly line of Block 134; and thence Northwesterly at right angles along said extension to the true point of beginning.
VI. COUNTY OF KINGS
That certain lot, piece, or parcel of land situate in the County of Kings, State of California, described as follows (the captions not constituting a part of the property descriptions, but being used as a convenient identification of the parcel described):
(Grangeville Boulevard Site)
Parcel No. 40: A parcel of land in the County of Kings, State of California, being that portion of Section 21, Township 18 South, Range 20 East, Mount Diablo Base and Meridian, bounded by the following described line:
Beginning at a point in the Southerly line of said Section 21, distant thereon North 89° 59' 15" West, 795.00 feet from the Southeast corner of said Section 21; thence continuing North 89° 59' 15" West along the Southerly line of said Section 21, 110.00 feet; thence North 0° 00' 45" East, 135.00 feet; thence North 63° 26' 51" East, 122.99 feet; thence South 0° 00' 45" West, 190.00 feet to the point of beginning.
VII. COUNTY OF FRESNO
Those certain lots, pieces and parcels of land situate in the County of Fresno, State of California, described as follows (the captions not constituting a part of the property descriptions, but being used as a convenient identification of the several parcels described):
(Hub Meter Site)
Parcel No. 41: That portion of Lot 32 in Section 33, Township 17 South, Range 20 East, Mount Diablo Base and Meridian, in the County of Fresno, State of California, according to the map of LAGUNA DE TACHE GRANT recorded May 4, 1900, in Book 1, Page 83 of Record of Surveys, in the office of the County Recorder of said County, bounded and described as follows:
Beginning at the southwest corner of said Lot 32; thence north 0° 13' 28" west along the westerly line of said Lot 32, 130 feet; thence north 89° 58' 47" east parallel to the southerly line of said Lot 32, 100 feet; thence south 0° 13' 28" east parallel to the westerly line of said Lot 32,

130 feet to a point in the southerly line of said Lot 32; thence south 89° 58' 47" west along the southerly line of said Lot 32, 100 feet to the point of beginning.
(Reedley Holder Site)
Parcel No. 42: A parcel of land in the Northwest quarter of Section 35, Township 15 South, Range 23 East, M.D.B.&M., County of Fresno, State of California, lying within the following described lines:
Beginning at a point in the northeasterly line of the 100 foot right of way of the Atchison, Topeka and Santa Fe Railway Company in Lot 3 of the Curtis and Shoemake Tract, as shown on map recorded in Book 1, Page 6 of Miscellaneous Maps, Records of County of Fresno, which is distant 30.00 feet south, measured at right angles, from the north line of said Section 35; thence east parallel to and 30.00 feet south of the north line of said Section 35, 768.23 feet; thence northerly, at right angles, to the last described course, 30.00 feet to the true point of beginning which lies in the north line of said Section 35; thence south, at right angles, to the north line of said Section 35, 283.38 feet; thence westerly parallel to the north line of said Section 35, 142.36 feet to a point in the east line of land conveyed to Arthur L Krehbiel and Corienne Krehbiel, husband and wife, by deed recorded May 23, 1936 in Book 1500, Page 231 of Official Records of County of Fresno; thence southerly along the east line of said land conveyed to Arthur J. Krehbiel and Corienne Krehbiel, 250.00 feet to a point in the northeasterly line of said Atchison, Topeka and Santa Fe Railway Company’s right of way; thence southeasterly along the northeasterly line of said Atchison, Topeka and Santa Fe Railway Company’s right of way, 185.70 feet to a point in the east line of Lot 3 of said Curtis and Shoemake Tract; thence northerly along the east line of Lot 3 of said Curtis and Shoemake Tract, 623.51 feet to a point in the north line of said Section 35; thence westerly along the north line of said Section 35, 20 feet more or less to the true point of beginning:
EXCEPT any portion thereof lying in the road along the north line of said Section 35.
(Riverdale Meter Station)
Parcel No. 43: Real property situated in the County of Fresno, State of California, described as follows:
Beginning at a point on the South line of Section 24, Township 17 South, Range 19 East, Mount Diablo Base and Meridian, distant 730.69 feet West of Southeast corner of said Section; thence North along the Easterly line of the property of the Riverdale Joint Union High School District, a distance of 70 feet; thence East and parallel to the South line of said Section 24, a distance of 100 feet; thence South and parallel to the Easterly line of the property of the Riverdale Joint Union High School District 70 feet to the South line of said Section 24; thence West along said South line a distance of 100 feet to the point of beginning.
SECOND: All other property, real, personal and mixed, of every kind, nature and description, now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation; together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Original

Indenture, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.
SAVING AND EXCEPTING, however, notwithstanding anything contained in the granting clauses of this Supplemental Indenture, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien of the Original Indenture and therein referred to as the “excepted property”, unless and until, upon the occurrence of an event of default under the Original Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.
TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation and the interest coupons appertaining thereto, now or hereafter outstanding under the Original Indenture as from time to time in effect, and for the enforcement and payment of said bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Original Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Original Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal and interest of every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture.
The term “Corporation” as used in Sections 5.14(a), 6.04(a)(3), 9.17 and 9.22 of the Original Indenture is hereby defined to mean and include not only the party of the first part hereto, Southern California Gas Company and (subject to the provisions of Article XV of the Original Indenture) its successors and assigns, but also any other obligor upon any of said First Mortgage Bonds of any series now or hereafter outstanding under the Original Indenture as from time to time in effect.
IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds and coupons are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Original Indenture, including any indenture supplemental thereto, is to be held, subject to the covenants, conditions, uses and trusts therein set forth; and the Corporation, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them, as follows:
The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsement showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, but the Trustee, subject to the provisions of Sections 14.02 and 14.03 of said Original Indenture, shall in no wise be liable for any failure or omission in this regard.
The date of this Supplemental Indenture, and the date of the bonds of the 2⅞% Series due 1977, are intended as and for dates for the convenient identification of this Supplemental Indenture and of the bonds of said series, respectively, and are not intended to indicate that this Supplemental Indenture was executed and delivered on its date or that said bonds were executed, delivered or issued on July 1, 1947; it being hereby agreed that this Supplemental Indenture may be executed and delivered, and that said bonds may be executed, delivered or issued, either on the respective dates thereof or before or after said respective dates, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.
This Supplemental Indenture shall be deemed to be part of the Original Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture.
It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Original Indenture.
In order to facilitate the recording of this Supplemental Indenture, the same may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.
IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name, by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and American Trust Company, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, or Cashier or one of its Assistant Cashiers, all as of the day and year first above written.

SOUTHERN CALIFORNIA GAS COMPANY,
(Corporate Seal)	By	F.S.WADE
President.

ATTEST:		R.R. BLACKBURN
Secretary.
AMERICAN TRUST COMPANY,
(Corporate Seal)	By	B.B. BROWN
Vice President.

ATTEST:		C.E. FAGG
Assistant Secretary.

STATE OF CALIFORNIA,	}	ss.
COUNTY OF LOS ANGELES

On this 4th day of June, before me, Lillian Abrams, a Notary Public in and for the County of Los Angeles, State of California, residing therein, duly commissioned and sworn, personally appeared F. S. Wade, known to me to be the President, and R. R. Blackburn, known to me to be the Secretary, of Southern California Gas Company, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that such Corporation executed the same.
In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Lillian Abrams
Notary Public in and for the County of Los Angeles,
(Notarial Seal)	State of California.
My commission expires: April 8, 1949.

STATE OF CALIFORNIA,	}	ss.
CITY AND COUNTY OF SAN FRANCISCO
On this 6th day of June, before me, Frank L. Owen, a Notary Public in and for the City and County of San Francisco, State of California, residing therein, duly commissioned and sworn, personally appeared B. B. Brown, known to me to be the Vice President, and C. E. Fagg, known to me to be the Assistant Secretary, of American Trust Company, one of the corporations named in and which executed the foregoing instrument, known to me to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that such Corporation executed the same.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Frank L. Owen
Notary Public in and for the City and County of San Francisco,
(Notarial Seal)	State of California.
My commission expires: Nov. 23, 1949.

RECORDATION MEMORANDA
The foregoing Supplemental Indenture from Southern California Gas Company to American Trust Company, Trustee, was filed for record with the Registrar of Titles in Los Angeles and San Bernardino Counties, respectively, State of California, and was recorded in the following Counties of California (and indexed in each of said Counties as a deed, mortgage, trust deed, chattel mortgage, assignment, and power of attorney) on the respective dates and at the respective places indicated in the following schedule:

County	Date	Reference
Los Angeles	Juno 24, 1947	Book 24,705, Page 262, Official Records
Kern	June 24, 1947	Book 1,431, Page 306, Official Records
Tulare	June 24, 1947	Vol. 1260, Page 52, Official Records
Kings	June 24. 1947	Vol. 384, Page 118, Official Records
Ventura	June 24, 1947	Book 791, Page 182, Official Records
Fresno	June 24, 1947	Vol. 2,526, Page 462, et seq., Official Records
Orange	June 24, 1947	Book 1,528, Page 368, Official Records
Riverside	June 24, 1947	Book 840, Page 338, et seq., Official Records
San Bernardino	June 24, 1947	Book 2,064, Page 301, Official Records
Los Angeles	June 24, 1947	Filed as Torrens Document No. 14531-P, and entered on Torrens Certificates Nos. JT- 87581, JT-87583, JV-88156, N-235, and W-93 in the office of the Registrar of Titles.
San Bernardino	June 24, 1947	Filed as Torrens Document No. 29810, and entered on Torrens Certificate No. 5879 in the office of the Registrar of Titles.